UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                       Date of Report: September 17, 2013


                       MEDINA INTERNATIONAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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

              Colorado                                  000-27211                               84-1469319
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)


                        1802 Pomona Rd., Corona, CA 92880
                        ---------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (909) 522-4414
                                 --------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                            SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events

On March 15, 2013, Robert Doherty filed a Complaint for Damages against Medina International Holdings, Inc. ("the Company") and ROK Protective Systems, Inc., ROK Americans and Wintec Protective Services, LLC in the Superior Court of State of California for the County of Riverside. On May 18, 2013, the Court entered a Default Judgment against the Company.

Mr. Doherty has served as the Chief Executive Officer of Wintec Protective Services, LLC ("Wintec") when it was a subsidiary of the Company. The Company entered into a Settlement and Mutual Release with Wintec in March 2012, which provided for the agreements entered into in 2011, whereby the Wintec was no longer a subsidiary of the Company.

Mr. Doherty has alleged, among other items, Breach of Contract and the Failure to pay wages owed to him under and Employment Agreement by and between himself and Wintec, LLC.

Mr. Doherty is seeking monetary damages of approximately $661,218 in connection with Employment Agreement. Further, Mr. Doherty is asking for the 500,000 shares of the Company's common stock, be repurchased by the Company.

The Company intends to file a motion to be removed from the suit and intends to defend itself against the claims.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   MEDINA INTERNATIONAL HOLDINGS, INC.

                      By:      /s/ Madhava Rao Mankal
                                   ------------------
                                   Madhava Rao Mankal, Chief Financial Officer


 Date: September 17, 2013